EXHIBIT 99.1
Pega Cloud ACV Grows 20% in Q3 2026
•Cloud adoption continues to expand as Pega Cloud reaches 59% of total ACV in Q3
•Total ACV grows 6% as reported and 7% in constant currency year over year
•Company takes actions to accelerate growth and capitalize on AI market opportunity

WALTHAM, Mass. — October 20, 2026 — Pegasystems Inc. (NASDAQ: PEGA), the enterprise AI software company for mission-critical work, released its financial results for the third quarter of 2026.
"The AI market is still sorting itself out, but we’re confident in our long-term winning strategy to harness models like Claude, OpenAI GPT, and Gemini to help enterprises achieve predictable business outcomes at predictable costs while maintaining the governance, security, and control required for mission-critical operations,” said Alan Trefler, founder and CEO, Pega. "Our edge is decades of expertise in workflow automation and decisioning, enabling enterprises to scale AI with confidence, control, and economic efficiency.”

"While our ACV growth through the first three quarters of 2026 did not reflect the opportunity we see in the market, largely due to go-to-market execution challenges, our Q3 ACV add was the strongest of the year and reinforces our confidence in the demand for our solutions,” said Ken Stillwell, COO and CFO, Pega. “We are taking decisive actions to improve execution, accelerate growth, and keep us on track to deliver $700M or more of free cash flow in 2028.”

EXHIBIT 99.1
(continued)
Financial and performance metrics (1)

Total ACV Growth 6% (7% Constant Currency)
Pega Cloud ACV Growth 20%
2,000M
1,500M
1,000M
500M
0M
$1,557M
$742
$815
$1,653M
$677
$976
September 30, 2025
September 30, 2026
Pega Cloud ACV

Purchasing behaviors continue to evolve as clients subject large technology investments to greater scrutiny as AI disrupts the industry. As a result, our ACV growth rate significantly slowed during the nine months ended September 30, 2026, as compared to the same period last year. These factors may continue to adversely affect the ACV growth rate for the rest of the year.
Reconciliation of ACV and Constant Currency ACV

(in millions, except percentages)	September 30, 2025	September 30, 2026	1-Year Change
ACV	$1,557	$1,653	6%
Impact of changes in foreign exchange rates	—	5
Constant currency ACV	$1,557	$1,658	7%
Note: Constant currency ACV is calculated by applying the September 30, 2025 foreign exchange rates to current period shown.

(1) Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.

EXHIBIT 99.1
(continued)
Cash Flow
As a result of the factors discussed under ACV above, our cash flow generation may continue to be adversely affected for the rest of the year.

(Dollars in thousands, except per share amounts)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Total revenue	$393,359	$381,350	3%	$1,244,048	$1,241,495	—%
Net income - GAAP	$14,092	$43,364	(68)%	$60,190	$158,863	(62)%
Net income - non-GAAP	$59,750	$55,164	8%	$202,351	$245,857	(18)%
Diluted earnings per share - GAAP	$0.08	$0.24	(67)%	$0.35	$0.86	(59)%
Diluted earnings per share - non-GAAP	$0.35	$0.30	17%	$1.17	$1.34	(13)%

(Dollars in thousands)	Three Months Ended September 30,				Change		Nine Months Ended September 30,				Change
	2026		2025				2026		2025
Pega Cloud	$218,925	56%	$184,549	48%	$34,376	19%	$637,890	51%	$502,415	40%	$135,475	27%
Maintenance	72,653	18%	79,649	21%	(6,996)	(9)%	222,498	18%	235,288	19%	(12,790)	(5)%
Subscription services	291,578	74%	264,198	69%	27,380	10%	860,388	69%	737,703	59%	122,685	17%
Subscription license	55,578	14%	60,758	16%	(5,180)	(9)%	232,458	19%	329,153	27%	(96,695)	(29)%
Subscription	347,156	88%	324,956	85%	22,200	7%	1,092,846	88%	1,066,856	86%	25,990	2%
Consulting	46,203	12%	56,394	15%	(10,191)	(18)%	151,202	12%	174,639	14%	(23,437)	(13)%
Total revenue	$393,359	100%	$381,350	100%	$12,009	3%	$1,244,048	100%	$1,241,495	100%	$2,553	—%
Quarterly conference call
A conference call and audio-only webcast will be conducted at 8:00 a.m. EDT on Wednesday, October 21, 2026.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1 (833) 461-5787 (domestic) or 1 (626) 884-3620 (international) and using Conference ID 591038520, or via https://events.q4inc.com/attendee/591038520 by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.

Discussion of non-GAAP financial measures
Our non-GAAP financial measures should only be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe that these measures help investors understand our core operating results and prospects, which is consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. Management uses these measures to assess the performance of the company's operations and establish operational goals and incentives. They are not a substitute for financial measures prepared under U.S. GAAP. Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements about the growth and development of our business and market.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, positions, forecasts, guidance, likely, and usually or variations of such words and other similar expressions identify forward-looking statements. These statements represent our views only as of the date the statement was made and are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the successful execution of investments in artificial intelligence;
•the timing of revenue recognition;
•variation in demand for our products and services;
•reliance on key personnel;
•potential legal and financial liabilities, as well as damage to our reputation, due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights, costs associated with defending such rights, intellectual property rights claims, and other related claims by third parties against us, including related costs, damages, and other relief that may be granted against us;
•our ongoing litigation with Appian Corp. and associated legal proceedings;
•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2025, and other filings we make with the SEC.
Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results included in such statements will be achieved. Although subsequent events may cause our view to change, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements, whether as the result of new information, future events, or otherwise.
Any forward-looking statements in this press release represent our views as of October 20, 2026.

About Pegasystems
Pega delivers the platform to reimagine, run, and evolve the processes and decisions an enterprise can't afford to get wrong. We combine AI with proven architecture to keep mission-critical operations governed, scalable, and continuously adaptable. Since 1983, the world's largest organizations have trusted Pega to turn transformation ambition into durable results. Learn more at www.pega.com.
Press contact:
Ilena Ryan
Director of PR
ilena.ryan@pega.com
617-866-6722

Investor contact:
Peter Welburn
VP, Corporate Development & Investor Relations
PegaInvestorRelations@pega.com
617-498-8968
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Subscription services	$291,578	$264,198	$860,388	$737,703
Subscription license	55,578	60,758	232,458	329,153
Consulting	46,203	56,394	151,202	174,639
Total revenue	393,359	381,350	1,244,048	1,241,495
Cost of revenue
Subscription services	54,490	42,978	157,880	122,616
Subscription license	268	314	1,006	1,066
Consulting	49,088	62,601	159,743	194,235
Total cost of revenue	103,846	105,893	318,629	317,917
Gross profit	289,513	275,457	925,419	923,578
Operating expenses
Selling and marketing	143,754	140,129	464,765	425,329
Research and development	74,311	78,756	240,526	231,826
General and administrative	38,612	42,108	130,925	107,724
Litigation settlement	16,000	—	16,000	—
Restructuring	1,975	(5)	4,557	(38)
Total operating expenses	274,652	260,988	856,773	764,841
Income from operations	14,861	14,469	68,646	158,737
Foreign currency transaction gain (loss)	589	7,154	1,075	(12,179)
Interest income	1,814	2,660	7,268	11,243
Interest expense	(64)	(144)	(153)	(1,172)
(Loss) on capped call transactions	—	—	—	(223)
Other income (loss), net	578	(43)	(840)	19,247
Income before provision for (benefit from) income taxes	17,778	24,096	75,996	175,653
Provision for (benefit from) income taxes	3,686	(19,268)	15,806	16,790
Net income	$14,092	$43,364	$60,190	$158,863
Earnings per share
Basic	$0.09	$0.25	$0.36	$0.93
Diluted	$0.08	$0.24	$0.35	$0.86
Weighted-average number of common shares outstanding
Basic	163,757	170,567	166,043	171,045
Diluted	168,642	184,095	173,064	185,005

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$202,190	$212,447
Marketable securities	107,521	213,352
Total cash, cash equivalents, and marketable securities	309,711	425,799
Accounts receivable, net	130,121	264,713
Unbilled receivables, net	151,240	166,478
Other current assets	112,807	121,305
Total current assets	703,879	978,295
Long-term unbilled receivables, net	79,355	102,544
Goodwill	81,270	81,506
Long-term deferred income taxes	172,493	175,472
Other long-term assets	293,296	294,027
Total assets	$1,330,293	$1,631,844
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$57,619	$12,924
Accrued expenses	77,067	44,847
Accrued compensation and related expenses	91,609	148,797
Deferred revenue	429,469	509,275
Other current liabilities	23,231	21,935
Total current liabilities	678,995	737,778
Long-term operating lease liabilities	54,643	60,825
Other long-term liabilities	47,594	45,860
Total liabilities	781,232	844,463
Total stockholders’ equity	549,061	787,381
Total liabilities and stockholders’ equity	$1,330,293	$1,631,844

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Net income	$60,190	$158,863
Adjustments to reconcile net income to cash provided by operating activities
Non-cash items	179,196	182,243
Change in operating assets and liabilities, net	64,913	5,690
Cash provided by operating activities	304,299	346,796
Cash provided by investing activities	89,038	214,897
Cash (used in) financing activities	(402,070)	(756,391)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,590)	6,971
Net (decrease) in cash, cash equivalents, and restricted cash	(11,323)	(187,727)
Cash, cash equivalents, and restricted cash, beginning of period	216,360	341,529
Cash, cash equivalents, and restricted cash, end of period	$205,037	$153,802

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP AND NON-GAAP MEASURES
(in thousands, except percentages and per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Change	2026	2025	Change
Net income - GAAP	$14,092	$43,364	(68)%	$60,190	$158,863	(62)%
Stock-based compensation (1)	28,679	43,041		110,720	121,196
Legal fees	13,272	10,024		51,186	22,977
Litigation settlement	16,000	—		16,000	—
Amortization of intangible assets	238	627		1,258	2,003
Restructuring	1,975	(5)		4,557	(38)
Foreign currency transaction (gain) loss	(589)	(7,154)		(1,075)	12,179
Interest on convertible senior notes	—	—		—	394
Capped call transactions	—	—		—	223
Other	(750)	94		783	(19,386)
Income taxes (2)	(13,167)	(34,827)		(41,268)	(52,554)
Net income - non-GAAP	$59,750	$55,164	8%	$202,351	$245,857	(18)%

Diluted earnings per share - GAAP	$0.08	$0.24	(67)%	$0.35	$0.86	(59)%
non-GAAP adjustments	0.27	0.06		0.82	0.48
Diluted earnings per share - non-GAAP	$0.35	$0.30	17%	$1.17	$1.34	(13)%

Diluted weighted-average number of common shares outstanding - GAAP	168,642	184,095	(8)%	173,064	185,005	(6)%
Capped call transactions	—	—		—	(1,599)
Diluted weighted-average number of common shares outstanding - non-GAAP	168,642	184,095	(8)%	173,064	183,406	(6)%

Our non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance, excluding stock-based compensation.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Litigation settlement: Cost to settle litigation arising from proceedings outside the ordinary course of business. See “Note 16. Commitments and Contingencies” in Item 1 of our Quarterly Report filing on Form 10-Q for the period ended September 30, 2026 and prior filings for further information. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that intangible assets contributed to our revenues recognized during the periods presented and are expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Restructuring: We have excluded restructuring from our non-GAAP financial measures. Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operational performance.
•Foreign currency transaction (gain) loss: We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.

•Interest on convertible senior notes: In February 2020, we issued convertible senior notes (the “Notes”), due March 1, 2025, in a private placement. The Notes accrued interest at an annual rate of 0.75%, paid semi-annually in arrears on March 1 and September 1. The outstanding Notes were repaid in their entirety at maturity. We believe that excluding the amortization of issuance costs provides a useful comparison of our operational performance in different periods.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions were expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Other: We have excluded gains and losses from our venture investments and other one-time, non-operating items. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Diluted weighted-average number of common shares outstanding:
•Capped call transactions: In periods of GAAP net income, the shares calculated by applying the if-converted method related to our Notes are included in the diluted weighted-average shares outstanding if they are dilutive. The capped call transactions were expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the Notes. We believe that including the expected impact of the capped call transactions in our non-GAAP financial measures provides a useful comparison of our operational performance in different periods.
(1) Stock-based compensation:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2026	2025	2026	2025
Cost of revenue	$6,124	$6,626	$20,751	$21,737
Selling and marketing	9,499	15,009	42,509	45,168
Research and development	6,010	7,914	23,972	23,789
General and administrative	7,046	13,492	23,488	30,502
	$28,679	$43,041	$110,720	$121,196
Income tax benefit	$(5,466)	$(547)	$(21,720)	$(1,700)
(2) Effective income tax rates:

	Nine Months Ended September 30,
	2026	2025
GAAP	21%	10%
non-GAAP	22%	22%
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including our stock-based compensation plans, research and development tax credits, and the valuation allowance on our deferred tax assets in the U.S. and U.K. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors, including historical and forecasted earnings by jurisdiction, discrete items, and ability to realize tax assets. We believe it is beneficial for our management to review our non-GAAP results consistent with our annual plan’s effective income tax rate as established at the beginning of each year, given tax rate volatility.

PEGASYSTEMS INC.
RECONCILIATION OF FREE CASH FLOW (1) AND OTHER METRICS
(in thousands, except percentages)

	Nine Months Ended September 30,		Change
	2026	2025
Cash provided by operating activities	$304,299	346,796	(12)%
Investment in property and equipment	(14,474)	(8,485)
Free cash flow (1)	$289,825	$338,311	(14)%

Supplemental information (2)
Litigation settlement	$9,750	$—
Legal fees	32,864	15,022
Restructuring	15,442	1,681
Interest paid on convertible senior notes	—	1,754
Other	(689)	—
Income taxes, net of refunds	22,609	7,993
	$79,976	$26,450
(1) Our non-GAAP free cash flow is defined as cash provided by operating activities less investment in property and equipment. Investment in property and equipment fluctuates in amount and frequency and is significantly affected by the timing and size of investments in our facilities and equipment. We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings. This information is not a substitute for financial measures prepared under U.S. GAAP.
(2) The supplemental information below identifies certain items included in operating cash flow that may affect comparability between periods.
•Litigation settlement: Cost to settle litigation arising from proceedings outside the ordinary course of business. See “Note 16. Commitments and Contingencies” in Item 1 of our Quarterly Report filing on Form 10-Q for the period ended September 30, 2026 and prior filings for further information.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business.
•Restructuring: Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities.
•Interest paid on convertible senior notes: In February 2020, we issued the Notes, due March 1, 2025, in a private placement. The Notes accrued interest at an annual rate of 0.75%, paid semi-annually in arrears on March 1 and September 1. The outstanding Notes were repaid in their entirety at maturity.
•Other: One-time cash flow items not part of our ongoing operations.
•Income taxes, net of refunds: Direct income taxes paid net of refunds received.
PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV. ACV is a performance measure that we believe provides useful information to our management and investors.

	September 30, 2026	September 30, 2025	Change		Constant Currency Change
Pega Cloud	$975,991	$815,370	$160,621	20%	20%
Maintenance	261,321	296,955	(35,634)	(12)%	(12)%
Subscription services	1,237,312	1,112,325	124,987	11%	12%
Subscription license	415,997	444,601	(28,604)	(6)%	(6)%
	$1,653,309	$1,556,926	$96,383	6%	7%

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of September 30, 2026:

	Subscription services		Subscription license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$730,041	$180,906	$32,317	$42,205	$985,469	49%
1-2 years	416,308	85,371	1,476	1,463	504,618	25%
2-3 years	233,510	46,416	7,348	574	287,848	14%
Greater than 3 years	216,977	12,544	945	963	231,429	12%
	$1,596,836	$325,237	$42,086	$45,205	$2,009,364	100%
% of Total	80%	16%	2%	2%	100%
Change since September 30, 2025
	$308,127	$(35,197)	$(16,670)	$(1,422)	$254,838
	24%	(10)%	(28)%	(3)%	15%
As of September 30, 2025:

	Subscription services		Subscription license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$609,511	$199,651	$46,386	$43,979	$899,527	51%
1-2 years	319,940	71,730	4,404	2,478	398,552	23%
2-3 years	164,125	48,668	746	114	213,653	12%
Greater than 3 years	195,133	40,385	7,220	56	242,794	14%
	$1,288,709	$360,434	$58,756	$46,627	$1,754,526	100%
% of Total	73%	21%	3%	3%	100%

PEGASYSTEMS INC.
RECONCILIATION OF GAAP BACKLOG AND CONSTANT CURRENCY BACKLOG
(in millions, except percentages)

	September 30, 2025	September 30, 2026	1 Year Growth Rate
Backlog - GAAP	$1,755	$2,009	15%
Impact of changes in foreign exchange rates	—	10
Constant currency backlog	$1,755	$2,019	15%
Note: Constant currency backlog is calculated by applying the September 30, 2025 foreign exchange rates to current period shown.